UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013 (June 12, 2013)

CARE INVESTMENT TRUST INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54474	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 446-1410

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Securities Holders.

A special meeting of stockholders of Care Investment Trust Inc. (the “Company”) was held on June 12, 2013. A total of 9,480,534 shares of the Company’s common stock were present or represented by proxy at the meeting, representing approximately 92.54% of the Company’s shares outstanding as of the April 25, 2013 record date. The matters submitted for a vote and the respective results are as follows:

Proposal 1—The approval of the transfer of substantially all of the assets of the Company to Tiptree Operating Company, LLC (“Operating Subsidiary”), a newly formed entity that will be jointly owned by the Company and Tiptree Financial Partners, L.P. (“Tiptree”), pursuant to the Contribution Agreement, dated as of December 31, 2012, as amended by Amendment No. 1 to the Contribution Agreement, dated as of February 14, 2013, among the Company, Tiptree and Operating Subsidiary attached as Appendix A to the Company’s proxy statement filed with the Securities and Exchange Commission on May 13, 2013 (the “Proxy Statement”). The results of the votes taken were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
9,461,207	19,027	300	N/A

Proposal 2—The approval of the Company’s Fourth Articles of Amendment and Restatement in the form attached as Appendix B to the Proxy Statement. The results of the votes taken were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
9,459,336	20,898	300	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARE INVESTMENT TRUST INC.

Date: June 13, 2013	By:	/s/ Salvatore (Torey) V. Riso, Jr.
	Name:	Salvatore (Torey) V. Riso, Jr.
	Title:	President and Chief Executive Officer

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